EXHIBIT (j)(4)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 89 to the registration statement on Form N-1A for the Eaton Vance Growth Trust ("Registration Statement") of our report dated October 26, 2004, relating to the financial statements and financial highlights of the Eaton Vance Global Growth Fund (formerly Eaton Vance Information Age Fund) (the "Fund") and of our report dated October 26, 2004, relating to the financial statements and supplementary data of the Global Growth Portfolio (formerly Information Age Portfolio), which appear in the August 31, 2004 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
March 1, 2005